AMENDMENT NO. 1 TO OPTION AGREEMENT

THIS AGREEMENT made as of the 18th day of August, 2004.

BETWEEN:

INTERNATIONAL ARIMEX RESOURCES INC., a British Columbia company, with an office located at Suite 706, 595 Hornby Street, Vancouver, BC, Canada V6C 1A4 (the "Optionor")

OF THE FIRST PART

AND:

MERRITT VENTURES CORP., a Nevada corporation, with an office at Suite 201, 810 Peace Portal Drive, Blaine, WA 98230 (the "Optionee")

OF THE SECOND PART

WHEREAS:

A.	The parties entered into an option agreement dated May 5, 2004 (the "Option Agreement");

B.	The parties wish to amend the Agreement to reduce the number of claims comprising the Property, reduce work commitments, and modify dates for completion of work programs on the Property.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the mutual covenants and conditions herein contained and in consideration of the sum of $1.00 US paid by the Optionee to the Optionor (the receipt of which is hereby acknowledged) the parties have agreed and do hereby agree as follows:

1.	The Option Agreement is hereby amended by:

i.	deleting paragraph 4 and replacing it with the following:

GRANT AND EXERCISE OF OPTION

4)	a)
The Optionor hereby grants to the Optionee the sole and exclusive right and option to acquire up to a 75% undivided interest in and to the Property free and clear of all charges, encumbrances and claims, except for the Royalty.

b) The Option shall be exercised by the Optionee incurring Exploration Expenditures of $81,250 US on the Property as follows:

(A)	$6,250 US on or before December 31, 2004 to earn a 10% undivided interest;

(B)	a further $25,000 US on or before June 30, 2005 to earn an additional 25% interest; and

(C)	a further $50,000 US on or before December 31, 2005 to earn an additional 40% interest.

In the event that the Optionee spends, in any of the above periods, less than the specified sum, it may pay to the Optionor the difference between the amount it actually spent and the specified sum before the expiry of that period in full satisfaction of the Exploration Expenditures to be incurred. In the event that the Optionee spends, in any period, more than the specified sum, the excess shall be carried forward and applied to the Exploration Expenditures to be incurred in succeeding periods or to the Optionee's costs under the joint venture agreement to be entered into upon the exercise of the Option.

c)
In order to maintain the Option the Optionee must pay to the Optionor $1,250 US on Regulatory Approval and provide to the Optionor evidence that it has completed financing of at least $10,000 US by September 30, 2004.

d)	If and when the Option has been exercised in full, the Optionor and the Optionee shall enter into a joint venture agreement in the form attached hereto as Schedule "B".

ii.	deleting Schedule A and replacing it with Schedule A attached to this Agreement.

2.	The Option Agreement is deemed to have been amended as of the day and year first above written and, in all other respects, save and except as herein provided, the Agreement is hereby confirmed.

3.	This Agreement may be executed in counterparts which together shall form one and the same instrument.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

INTERNATIONAL ARIMEX RESOURCES	MERRITT VENTURES CORP
INC.	by its authorized signatory:
by its authorized signatory:

/s/ J. Kenney Berscht	/s/ Lorrie Archibald
J. Kenney Berscht	Lorrie Archibald

SCHEDULE "A"

A.	Located Mineral Claim

	Tenure
Claim Name	Number	Expiry Date

Claw 1	394095	2005/06/07

located in the Omineca Mining Division, British Columbia